UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

Cemtrex Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208 Brooklyn, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market
Series 1 Warrants	CETXW	Nasdaq Capital Market

Item 1.01 – Entry into a Material Definitive Agreement

On February 26, 2021, we entered into a Settlement and Mutual Release Agreement (the “Agreement”) with Aron Govil, our former officer and director, concerning a dispute that has arisen between the parties related to, among other things, a series of transactions in 2017 and 2018 where funds were transferred from our bank account to the account of an entity that is controlled by Mr. Govil.

The total amount of disputed transfers was approximately $7,100,000 and occurred during 2017 and 2018. The disputed transfers occurred in fiscal year 2017 in the amount of $5,600,000 and in fiscal year 2018 in the amount of $1,500,000. We did not find any other such transfers during this period or after that after looking at all our bank statements. These disputed transfers give rise to claims against Mr. Govil.

In settlement, Mr. Govil is required to pay us consideration with a total value of $7,100,000 (the “Settlement Amount”) within 10 business days of entering the Agreement. Part of the Settlement Amount will be paid in securities: Mr. Govil shall transfer to us the securities that he or his entities own in our company, including 1,000,000 shares of Series A Preferred Stock, 50,000 Shares of Series C Preferred Stock, Series 469,949 shares of Series 1 Preferred Stock, and forfeit all outstanding options to purchase shares of commons stock (collectively, the “Securities”). The Securities being surrendered by Govil to us are collectively valued at the amount of $5,566,720.

The balance of the Settlement Amount will be contained in a secured promissory note (the “Note”) that Mr. Govil is required to issue to our company. The Note bears interest at 9% per annum and is secured by all of Mr. Govil’s assets. Mr. Govil also agreed to sign an affidavit confessing judgment in the event of a default on the Note.

The foregoing description of the Settlement Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Settlement Agreement, which is included in this Current Report as Exhibit 10.1, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Settlement Agreement and Release

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: February 26, 2021 By: /s/ Saagar Govil

Saagar Govil

Chairman, President and Chief Executive Officer